AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                              RYDEX VARIABLE TRUST,
                            RYDEX DISTRIBUTORS, INC,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

               For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the March 24, 2000 Fund Participation Agreement among Rydex Variable Trust (the "Trust"), Rydex Distributors, Inc., and Jefferson National Life Insurance Company (formerly Conseco Variable Insurance Company) (the "Insurance Company") as follows:

               1. Schedule A thereto is hereby modified in its entirety to read as SCHEDULE A attached hereto.

               2. All other terms of the Agreement, as amended, shall remain in full force and effect.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2005.

                                          RYDEX VARIABLE TRUST

                                           By:  _____________________________
                                           Name:
                                           Title:


                                           RYDEX GLOBAL ADVISORS

                                           By:  _______________________________
                                           Name:
                                           Title:


                                           JEFFERSON NATIONAL LIFE INSURANCE
                                           COMPANY

                                           By: _____________________________
                                           Name:  Craig A. Hawley
                                           Title:  General Counsel and Secretary

                                   SCHEDULE A
                            SEGREGATED ASSET ACCOUNTS

           ACCOUNT(S)                                  FORM #
- Jefferson National Life Annuity
  Account C                                   22-4025 (Individual)
                                              32-4000 (Group)
- Jefferson National Life Annuity
  Account E                                   22-4047/32-4003 (Achievement)
                                              22-4048/32-4002 (Educator)
- Jefferson National Life Annuity
  Account F                                   22-4061
- Jefferson National Life Annuity
  Account G                                   22-4056
                                              JNL-2300
- Jefferson National Life Annuity
   Account H                                  CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity
  Account I                                   CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity
  Account J                                   JNL-2100
- Jefferson National Life Annuity
  Account K                                   JNL-2200
- Jefferson National Life
  Account L                                   CVIC-1001 and -1003
- Jefferson National Life Advisor
  Variable Annuity Account                    22-4058